UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 17, 2007	000-52495
Date of Report (Date of earliest event reported)	Commission File Number

PACIFIC COPPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0504006
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1839

(Registrant’s telephone number, including area code)

Item 8.01 Other Items

On December 17, 2007, Pacific Copper Corp. (the “Company”) completed the acquisition of Pacific Copper Peru SRL, a limited partnership organized under the laws of Peru (“Peru SRL”) pursuant to the Share Exchange Agreement among the Company, Peru SRL and the former partners of Peru SRL dated as of April 11, 2007 (the “Peru Agreement”). Pursuant to the Peru Agreement, the Company issued 4,850,000 shares (the “Consideration Shares”) of the Company’s common stock to the partners of Peru SRL as consideration for the acquisition of Peru SRL. As a result of the closing, Peru SRL became a subsidiary of the Company.

As of the date of this report, Peru SRL has no material assets. The Consideration Shares were issued in escrow subject to a Closing and Escrow Agreement dated December 14, 2007 among the Company, Peru SRL and the former partners of Peru SRL (the “Closing Agreement”). Pursuant to the terms of the Closing Agreement, the former partners of Peru SRL must satisfy certain post-closing items, including the transfer of mineral claims as contemplated in the Peru Agreement prior to the release of the Consideration Shares from escrow.

Item 9.01	Exhibits

99.1	Closing and Escrow Agreement dated December 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 18, 2007	By: /s/ Stafford Kelley
Stafford Kelley
Secretary